Exhibit 10.1

ITRON, INC.

SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

(As Amended and Restated, February 23, 2023)

SECTION 1. PURPOSE; EFFECTIVE DATE

The name of this Plan is the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to enhance the long-term shareholder value of Itron, Inc., a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

The Plan is hereby amended and restated, effective as of the date of approval by the shareholders of the Company at the annual shareholders meeting held in 2017 (the “Restatement Effective Date”).

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means any Option, Stock Appreciation Right, Stock Award or Performance Award granted pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Corporation in connection with an Award, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets (except in certain circumstances involving government agencies), or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value per share, of the Company.

“Change in Control Transaction” has the meaning set forth in Section 16.2.1.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m) of the Code or any successor provision and any related U.S. Department of Treasury guidance.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Dividend Equivalent” has the meaning set forth in Section 10.

“Effective Date” shall mean the date upon which the Plan is approved by the Itron Board of Directors. The Effective Date of a subsequent amendment to the Plan shall be the date on which said amendment is approved by the Board.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established by the Plan Administrator acting in good faith to be reasonable and in compliance with Section 409A of the Code or (a) if the Common Stock is listed on The NASDAQ Global Select Market, the closing sales price for the Common Stock as reported by The NASDAQ Global Select Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value. Notwithstanding the foregoing, for income tax reporting and withholding purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Plan Administrator deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Plan Administrator in accordance with applicable law and uniform and nondiscriminatory standards adopted by it from time to time.

“Grant Date” means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means the person to whom an Award is granted.

“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 12.

“Performance Share” has the meaning set forth in Section 12.1.

“Performance Unit” has the meaning set forth in Section 12.2.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Restricted Stock” has the meaning set forth in Section 11.1.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 9.

“Stock Award” means Unrestricted Stock, Restricted Stock or Stock Units granted under Section 11.

“Stock Unit” has the meaning set forth in Section 11.2.

“Subsidiary,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 16.2.2.

“Termination Date” has the meaning set forth in Section 7.6.

“Unrestricted Stock” has the meaning set forth in Section 11.1.

“Vesting Base Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

SECTION 3. ADMINISTRATION

3.1 Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of, two or more members of the Board who meet the independence standards set forth by the NASDAQ Global Select Market (the “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding

(a) “outside directors” as contemplated by Section 162(m) of the Code and (b) “nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2 Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected.

In any event, however, (a) no Option or SAR may be amended to reduce the exercise price of such Option or SAR below the per share Fair Market Value of the Common Stock as of the date the Option or SAR was granted, and (b) except as provided in Section 16.1 and Section 16.3 hereof, and at any time when the then-current fair market value of a share of Common Stock is less than the Fair Market Value of a share of Common Stock on the date that an outstanding Option or SAR was granted, such outstanding Option or SAR may not be cancelled or surrendered in exchange for (i) cash, (ii) an Option or SAR having an exercise price that is less than the Fair Market Value of a share of Common Stock on the date that the original Option or SAR was granted, or (ii) any other Award.

The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines. The Plan Administrator, for purposes of determining the effect on an Award of a Company-approved leave of absence or a Participant’s working less than full-time, shall be the chief executive officer of the Company or his designee.

SECTION 4. STOCK SUBJECT TO THE PLAN

4.1 Number of Shares

(a) Subject to adjustment from time to time as provided in Section 16.1, the number of shares of Common Stock that shall be authorized for grant under the Plan shall be 10,375,000 shares (which reflects a decrease of 500,000 shares from 10,875,000, the number of shares that were previously authorized for issuance under the Plan) all of which may be issued pursuant to the exercise of Incentive Stock Options.

Any shares of Common Stock that are subject to Options or SARs shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted, and any shares that are subject to Awards other than Options or SARs shall be counted against this limit as 1.7 shares of Common Stock for every one (1) share of Common Stock granted. No awards may be granted under the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Prior Plan”).

(b) If (i) any shares of Common Stock subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) any shares of Common Stock subject to an award under the Prior Plan are forfeited, or an award under the Prior Plan expires or is settled for cash (in whole or in part), the shares of Common Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4.1(d) below.

In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or an award other than an option or stock appreciation right under any Prior Plan are satisfied by surrendering of shares subject to the Award, the shares so surrendered shall be added to the shares available for Awards under the Plan in accordance with Section 4.1(d) below. Notwithstanding anything to the contrary contained herein, the following shall not be added to the shares of Common Stock authorized for grant under Section 4.1(a) above: (x) shares of Common Stock subject to an Option or an Award surrendered in payment of the Option exercise price or Award purchase price or shares of Common Stock subject to an option or award granted under the Prior Plan surrendered in payment of the option exercise price or award purchase price, or to satisfy any tax withholding obligation with respect to an Option or SAR or an option or stock appreciation right granted under the Prior Plan, (y) shares of Common Stock that are not issued as a result of a net settlement of an Option or SAR or an option or stock appreciation right granted under the Prior Plan, and (z) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plan. For purposes of this Section 4.1 and for the avoidance of any doubt, “surrendered” includes the tendering of shares held by the Participant or withheld from an Award voluntarily by the Participant or mandatorily by the Company.

(c) Substitute Awards granted pursuant to Section 6.3 below shall not reduce the number of shares of Common Stock authorized for grant under the Plan or the applicable limitations applicable to a Participant under Section 11(e), nor shall shares of Common Stock subject to a substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in Section 4.1(b) above.

Additionally, in the event that a company acquired by the Company or with which the Company combines has shares of stock available under a pre-existing plan approved by such company’s shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Corporation prior to such acquisition or combination.

(d) Any shares of Common Stock that again become available for grant pursuant to this Section 4.1 shall be added back as (i) one (1) share of Common Stock if such shares were subject to Options or SARs granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as 1.7 shares of Common Stock if such shares were subject to Awards other than Options or SARs granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

(e) Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any non-employee director plus the total of all cash paid or payable to such non-employee director for services rendered during any single calendar year shall not exceed $500,000. For the avoidance of doubt, any compensation that is deferred shall be counted towards the foregoing limit for the year in which the compensation is earned (and not counted in the year it is paid/settled), and no interest or other earnings on such compensation shall count towards the limit.

4.2. Character of Shares

Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

SECTION 5. ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1 Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, SARs, Dividend Equivalents, Stock Awards and Performance Awards. Awards may be granted singly or in combination.

6.2 Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the payment of a cash amount equal to the Fair Market Value of the shares of Common Stock on the date of settlement of an Award other than an Option or SAR, the granting of replacement Awards, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3 Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

6.4 Minimum Vesting Requirements

Notwithstanding any other provision of the Plan, except in connection with Awards that are substituted pursuant to Section 6.3 hereof, Awards that may be settled only in cash or an adjustment provided for in Section 16, no portion of an Award granted on or after the Restatement Effective Date may vest before the first anniversary of the date of grant, subject to earlier vesting in whole or in part in connection with a Change in Control Transaction or upon a Participant’s death or Disability; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of shares of Common Stock reserved under Section 4.1 as of the Restatement Effective Date without regard to the minimum vesting period set forth in this Section 6.4. The Committee may accelerate the vesting or exercisability of an Award in circumstances other than a Change in Control Transaction or a Participant’s death or Disability, provided that such acceleration does not cause an Award that is subject to the minimum vesting requirements of this Section 6.4 to vest or become exercisable prior to the first anniversary of the date of grant.

SECTION 7. OPTIONS

7.1 Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2 Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator. Except in the case of a substitute or assumed option pursuant to Section 6.3 above, the exercise price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3 Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator, but shall not exceed ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4 Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator (taking into consideration definitions under local law) or who takes a Company-approved leave of absence.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. Alternatively, the Option may be exercised electronically through a third-party stock plan service provider designated by the Company and according to such procedures established by the Company. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5 Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a) cash or check;

(b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant (for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Plan Administrator may permit.

7.6 Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i) the last day of the Option Term;

(ii) if the Participant’s Termination Date occurs for reasons other than Cause, Retirement, death or Disability, the three-month anniversary of such Termination Date; and

(iii) if the Participant’s Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination Date, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1 Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2 More Than 10% Shareholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3 Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.4 Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5 Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6 Notification of Disqualifying Disposition

The Participant must promptly notify the Company of any disposition of the shares of Common Stock acquired upon exercise of an Incentive Stock Option that occurs prior to the expiration of the holding period required to receive the favorable tax treatment applicable to Incentive Stock Options, which period shall be set forth in the instrument evidencing the Option.

8.7 Code Definitions

For purposes of this Section 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9. STOCK APPRECIATION RIGHTS

The Plan Administrator is authorized to make Awards which shall entitle a Participant to exercise all or a specified portion of the Award (to the extent then exercisable pursuant to its terms) and to receive from the Company the excess of (a) the Fair Market Value of a share of Common Stock on the date of exercise over (b) the exercise price of the SAR which shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date (“Stock Appreciation Rights” or “SARs”).

SARs may be granted on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the conditions which must be satisfied prior to the exercise of the SAR, whether the SAR shall be payable in cash or in shares of Common Stock, and the circumstances under which forfeiture of the SAR shall occur by reason of termination of the Participant’s employment or service relationship.

The term of a SAR shall not exceed ten years.

SECTION 10. DIVIDEND EQUIVALENTS/DIVIDENDS

The Plan Administrator is authorized to make Awards which shall entitle a Participant to receive credit based on dividends that would have been paid on shares of Common Stock subject to an Award if such shares had been held by Participant at the time such dividend was declared (“Dividend Equivalents”), provided, however, that Dividend Equivalents shall not be granted in connection with Options or SARs. Dividend Equivalents may be granted on such terms and conditions and subject to such restrictions as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the underlying Award. Notwithstanding the provisions of this Section 10, Dividend Equivalents granted with respect to any Award shall either be credited and accumulated and/or reinvested as additional units or shares in a bookkeeping account or otherwise, and in all events shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid unless and until the underlying Award vests.

Any dividends that are distributable with respect to Restricted Stock shall be credited/accumulated, subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid unless and until the underlying Award vests.

SECTION 11. STOCK AWARDS

11.1 Restricted and Unrestricted Stock

The Plan Administrator is authorized to make Awards of Common Stock on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award (“Restricted Stock”). The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares of Restricted Stock are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Restricted Stock shall occur by reason of termination of the Participant’s employment or service relationship, if any.

The Plan Administrator is also authorized to make Awards of Common Stock as described above but without imposing any restrictions (whether based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) on the shares of Common Stock subject to the Award (“Unrestricted Stock”).

11.2 Stock Units

The Plan Administrator is authorized to make Awards denominated in units of Common Stock (“Stock Units”) on such terms and conditions and subject to such restrictions (which may be based on continuous service with the Company and/or a Related Corporation or the achievement of performance goals) as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the conditions which must be satisfied prior to the issuance of the shares subject to the Stock Units to the Participant and the circumstances under which forfeiture of the Stock Units shall occur by reason of termination of the Participant’s employment or service relationship.

11.3 Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

11.4 Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 12. PERFORMANCE AWARDS

12.1 Performance Shares

The Plan Administrator may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

12.2 Performance Units

The Plan Administrator may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

SECTION 13. CODE SECTION 162(m) PROVISIONS

(a) Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time a Stock Award or a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 13 is applicable to such Award.

(b) If a Stock Award or a Performance Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the following business criteria, either individually, alternatively or in any combination, as reported or calculated by the Company: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) share price or total shareholder return; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) cumulative earnings per share growth; (xiii) operating margin or profit margin; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, product quality measures, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xvi) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xvii) other measurable business drivers; and (xviii) any combination of, or a specified increase in, any of the foregoing, any of which may be used to measure the performance of the Company as a whole or with respect to any business unit, Subsidiary or business segment of the Company, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years or other period, on an absolute basis or relative to a pre-established target, to previous period results or to a designated comparison group. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Plan Administrator may provide for exclusion of the impact of an event or occurrence which the Plan Administrator determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures,

(e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses,

(h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event

(n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. Such performance goals (and any exclusions) shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 16, with respect to any Stock Award or Performance Award that is subject to this Section 13, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee or as otherwise determined by the Plan Administrator in special circumstances subject to any restrictions of Section 162(m) of the Code.

(d) The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Subject to adjustment from time to time as provided in Section 16.1, no Participant may be granted Options, SARs, Stock Awards or Performance Shares subject to this Section 13, in each case, to the extent the Awards are intended to constitute “Qualified Performance-Based Compensation,” in any calendar year period with respect to more than 300,000 shares of Common Stock for such Award in the aggregate, except that the Company may make additional one time grants of such Awards for up to 300,000 shares in the aggregate to newly hired individuals (for the applicable year of hire), and the maximum dollar value payable with respect to Performance Units subject to this Section 13 granted to any Participant in any one calendar year is $4,000,000.

SECTION 14. WITHHOLDING

The Company or the Related Corporation, as applicable, shall have the authority and right to deduct or withhold from any payments made to the Participant by the Company or the Related Corporation, or require the Participant to pay to the Company or the Related Corporation, the amount of any withholding taxes that the Company or a Related Corporation determines is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, in whole or in part, (a) allow a Participant to pay cash, (b) allow the Company to withhold, or allow a Participant to elect to have the Company withhold, shares of Common Stock having a fair market value equal to the sums required to be withheld, which may be determined using rates of up to the minimum federal, state, local and/or foreign rates applicable in a particular jurisdiction (with the fair market value of the shares to be withheld and the applicable rate of tax withholding determined on the date that the amount of tax to be withheld is to be determined) or as determined by the Plan Administrator, (c) allow the transfer to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the fair market value of the withholding obligation, or (d) may permit any other method set forth in the instrument evidencing the Award. No Common Stock shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Plan Administrator for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

SECTION 15. ASSIGNABILITY

Except as provided below, Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the instrument evidencing the Award provides that a Participant may designate a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death, and the Participant has made such a designation. During a Participant’s lifetime, Awards may be exercised only by the Participant. To the extent permitted by Section 422 of the Code and under such terms and conditions as determined by the Plan Administrator and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

SECTION 16. ADJUSTMENTS

16.1 Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, reverse stock split, reorganization, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend (whether in the form of cash, securities of the Company or other property), or other change in the Company’s corporate or capital structure affects the Common Stock or its value or results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan and the maximum number and kind of securities that may be made subject to certain Awards as set forth in Section 4.1, (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor, (iii) the number and kind of securities automatically granted pursuant to a formula program established under the Plan, and (iv) the maximum number of securities subject to an Award to which Section 13 applies as set forth in Section 13(e). The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

16.2 Change in Control Transaction

16.2.1 Definitions

“Change in Control Transaction” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(a) any Person is or becomes the Beneficial Owner (as such term is set forth in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 16.2.1(c)(i);

(b) a change in the composition of the Board during any two-year period such that the individuals who, as of the date of this agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened solicitation of proxies or consents by or on behalf of an Person other than the Board shall not be considered a member of the Incumbent Board;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation immediately following which members of the Incumbent Board constitute a majority of the members of the board of directors (or similar body) of the surviving entity or, if the surviving entity is a subsidiary, any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates (as such term is set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of this Section 16.2.1, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

For clarity, a Change in Control Transaction shall not be deemed to have occurred in the event of a reorganization of the Company and/or any Related Corporations nor in the event of a reincorporation of the Company or any Related Corporation in another jurisdiction.

16.2.2 Assumption of Awards

Notwithstanding Section 16.1 hereof, and except as provided in Section 16.2.3 and as may otherwise be provided in the instrument evidencing the Award or in written employment or services or other agreement between a Participant and the Company or a Related Corporation in connection with an Award, if in the event of a Change in Control Transaction a Participant’s Awards are not assumed, converted, continued, replaced or an equivalent award is not substituted for the Awards by the surviving corporation, the successor corporation or its parent corporation, as applicable, (the “Successor Corporation”), the Participant shall fully vest in and, if applicable, have the right to exercise the Award as to all of the shares of Common Stock subject thereto, including shares as to which the Award would not otherwise be vested or, if applicable, exercisable. If an Award is in the form of an exercisable right that will become fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Award shall be fully vested and exercisable for a specified time period after the date of such notice, and the Award shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Change in Control Transaction. For the purposes of this Section 16.2.2, the Award shall be considered assumed if, following the Change in Control Transaction, the assumed right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control Transaction, the consideration (whether stock, cash, or other securities or property) received in the Change in Control Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the settlement or exercise of the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control Transaction. The Plan Administrator may provide that Awards shall terminate and cease to remain outstanding immediately prior to the consummation of the Change in Control Transaction, except to the extent assumed by the Successor Corporation. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Transaction shall remain exercisable as an Incentive Stock Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a non-statutory option under the U.S. federal tax laws.

16.2.3 Performance Awards

In the event of a Change in Control Transaction, the vesting and payout of Performance Awards shall be as provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation.

16.3 Further Adjustment of Awards

Subject to Section 16.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action. Such authorized action may include (but shall not be limited to) the following, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, that any vesting acceleration of outstanding Awards shall in all cases be subject to the consummation of the sale, merger, other similar transaction or change in control:

(a) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications;

(b) providing for either (i) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 16.3 the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;

(c) making adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(d) to provide that such Award shall be exercisable or payable or fully vested with respect to all shares of Common Stock covered thereby, notwithstanding anything to the contrary in the Plan or the applicable agreement evidencing the Award; and

(e) to provide that the Award cannot vest, be exercised or become payable after such event.

16.4 Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

16.5 Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 17. AMENDMENT AND TERMINATION OF PLAN

17.1 Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

17.2 Suspension or Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3 Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 16 and any amendment or other action contemplated under Section 18.9 or as may necessary or advisable to facilitate compliance with applicable law, as determined in the sole discretion of the Plan Administrator, shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument (which may also be in electronic form) that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

18.2 No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

18.3 Transfer of Employment or Service Relationship; Leaves of Absence

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor or vice versa, shall not be considered a termination of employment or service relationship for purposes of the Plan, provided, however, that (i) written authorization of the Company’s Chief Executive Officer or a delegate of the Chief Executive Office must be obtained in order to rely on this provision, and

(ii) such a transfer of employment or change in status may affect whether an Incentive Stock Option granted to Participant continues to qualify for favorable tax treatment as an Incentive Stock Option.

The effect of a Company-approved leave of absence on the terms and conditions of an Award shall be determined by the Plan Administrator, in its sole discretion.

18.4 Compliance with Law

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act, exchange control law), and the applicable requirements of any securities exchange, similar entity or other governmental regulatory body, or prior to obtaining any approval or other clearance from any governmental authority, which compliance or approval the Company shall, in its absolute discretion, deem necessary or advisable; provided, however, that the Company shall have no any obligation to register or qualify the Common Stock with, or to seek approval or clearance from any, governmental authority for the issuance, sale or delivery of Common Stock.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws or any non-U.S. securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, to continue in effect any such registrations or qualifications if made, or to seek approval or clearance from any governmental authority for the issuance, sale or delivery of Common Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.5 No Rights as a Shareholder

No Option, SAR, Stock Unit or Performance Unit shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.6 Interpretive Authority

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

18.7 Participants in Foreign Countries

To facilitate compliance with the laws in non-U.S. countries in which the Company and its Related Corporations operate or have Participants and/or to take advantage of specific tax treatment for Awards granted to Participants in such countries, the Plan Administrator shall have the power and authority to: (i) modify the terms and conditions of any Award; (ii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or desirable, including adoption of rules, procedures or sub-plans applicable to particular Related Corporations or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 4 and 13(e) of the Plan; and (iii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Plan Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Common Stock or the issuance of Common Stock under the Plan.

18.8 No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.9 Section 409A

To the extent that the Plan Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the written instrument evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any written instrument evidencing any Award shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Restatement Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Restatement Effective Date the Plan Administrator determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the Restatement Effective Date), the Plan Administrator may, without consent of the Participant, adopt such amendments to the Plan and the applicable written instrument evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest, and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical. Notwithstanding the foregoing, the Company makes no representation or covenant to ensure that the Awards and the payment are exempt from or compliant with Section 409A of the Code and will have no liability to the Participants or any other party if the Awards or payment of the Awards that are intended to be exempt from, or compliant with, Section 409A of the Code, are not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto.

18.10 Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.11 Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to conflict of laws principles.

SECTION 19. CLAWBACK/RECOVERY

All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose such other clawback, recovery or recoupment provisions on an Award as the Plan Administrator determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of cause (as determined by the Plan Administrator).